UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2005
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 STOCK PURCHASE AGREEMENT
EX-10.2 INVESTOR RIGHTS AGREEMENT
EX-10.3 RESEARCH COLLABORATION AND LICENSE AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
Stock Purchase Agreement
     On September 6, 2005, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Novartis Pharma AG (“Novartis”). Under the terms of the Stock Purchase Agreement, Novartis agreed to purchase, at a purchase price of $11.11 per share, the number of shares (the “Shares”) of common stock, $.01 par value per share (“Common Stock”), of Alnylam that would represent 19.9% of the outstanding equity securities of Alnylam after such issuance. Based on the number of shares outstanding as of September 6, 2005, Alnylam agreed to issue to Novartis an aggregate of 5,267,083 shares of Common Stock for an aggregate purchase price of approximately $58.5 million.
     Novartis agreed to purchase, at a first closing (the “First Closing”), the number of shares of Common Stock that is equal to 19.9% of the number of issued and outstanding shares of Common Stock immediately prior to the First Closing (which, based on the number of shares outstanding as of September 6, 2005, would be 4,218,934 shares for an aggregate purchase price of approximately $46.9 million). The sale and issuance of Shares to Novartis is subject to customary closing conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.
     Novartis agreed to purchase the remaining Shares (which, based on the number of shares outstanding as of September 6, 2005, would be 1,048,149 shares for an aggregate purchase price of approximately $11.6 million) at a second closing (the “Second Closing”), to be held following receipt of (1) a written interpretative opinion from the National Association of Securities Dealers to the effect that approval of the stockholders of Alnylam is not required under Rule 4350(i) of the Marketplace Rules of the National Association of Securities Dealers with respect to the sale and issuance of the remaining Shares at the Second Closing or (2) approval of the issuance and sale to Novartis of the remaining Shares at the Second Closing by the stockholders of Alnylam. In the event that such interpretive opinion or stockholder approval is received prior to the time of the First Closing, the sale and issuance of all Shares will occur at the First Closing.
     The foregoing summary description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Investor Rights Agreement
     In connection with the execution of the Stock Purchase Agreement, on September 6, 2005, Alnylam and Novartis entered into an Investor Rights Agreement (the “Investor Rights Agreement”), to be effective as of the First Closing. Under the terms of the Investor Rights Agreement, Alnylam granted to Novartis demand and piggyback registration rights under the Securities Act of 1933, as amended, for the Shares to be acquired by Novartis. Alnylam also granted to Novartis rights to acquire additional equity securities of Alnylam in the event that Alnylam proposes to sell or issue any equity securities of Alnylam, subject to specified exceptions, as described in the Investor Rights Agreement, such that Novartis would be able to maintain its ownership percentage in Alnylam. Novartis agreed, until the later of three years from the date of the Investor Rights Agreement and the date of termination or expiration of the Selection Term (as defined in the Collaboration Agreement), not to acquire any securities of Alnylam (other than an acquisition resulting in Novartis and its affiliates beneficially owning less than 20% of the total outstanding voting securities of Alnylam), participate in any tender or exchange offer, merger or other business combination involving Alnylam or seek to control or influence the management, Board of Directors or policies of Alnylam, subject to specified exceptions described in the Investor Rights Agreement.
     The foregoing summary description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Research Collaboration and License Agreement
     At the First Closing, Alnylam will execute a research collaboration and license agreement (“Collaboration Agreement”) with Novartis Institutes for BioMedical Research, Inc., an affiliate of Novartis (“NIBRI”). The collaboration will focus on the discovery of therapeutics based on RNA interference (“RNAi”). During the collaboration, the parties will seek to identify and optimize compounds that function through the mechanism of RNAi and that are directed to selected targets, as described in the Collaboration Agreement.
     In consideration for the rights granted to NIBRI under the Collaboration Agreement and to reimburse prior costs incurred by Alnylam to develop in vivo RNAi technology, NIBRI will pay, or cause to be paid, to Alnylam an amount equal to $10 million within ten business days following execution of the Collaboration Agreement. NIBRI will also be required to make payments to Alnylam for research and early development funding and upon the achievement of the milestone events set forth in the Collaboration Agreement relating to program progress, pre-clinical and clinical development and sales milestones, and to pay royalties on annual net sales of products resulting from the collaboration.
     The research collaboration has an initial term of three years and may be extended for two additional one-year terms at NIBRI’s election. The Collaboration Agreement will extend with respect to each product in each country until the relevant royalty obligations expire. NIBRI may terminate the Collaboration Agreement after a period of two years under certain circumstances. The Collaboration Agreement may be terminated by either party in the event that the other party breaches its obligations under the Collaboration Agreement.
     The Collaboration Agreement provides for the grant to NIBRI of a non-exclusive option to integrate the intellectual property of Alnylam relating to RNAi technology into NIBRI’s operations, under certain circumstances, in connection with which NIBRI will be required to make certain additional payments to Alnylam.
     The Collaboration Agreement provides that, with respect to targets not selected by NIBRI for the collaboration, Alnylam retains the right to discover, develop, commercialize or manufacture compounds that function through the mechanism of RNAi or products that contain such compounds as an active ingredient (each, an “Alnylam Program”), provided that NIBRI has a right of first offer in the event that Alnylam proposes to enter into an agreement with a third party with respect to any such Alnylam Program.

     The foregoing summary description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, the form of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information contained in Item 1.01 above with respect to the sale and issuance of the Shares to Novartis is incorporated herein by reference.
     The Shares that may be issued to Novartis upon the satisfaction of the conditions set forth in the Stock Purchase Agreement, as described above, would be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Novartis has represented to Alnylam in the Stock Purchase Agreement that it is acquiring the shares for investment and not distribution, that it can bear the risks of the investment and that it has received from Alnylam and Alnylam’s management all of the information that Novartis considers appropriate to evaluate whether to purchase the Shares.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: September 12, 2005	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of September 6, 2005, by and between Alnylam Pharmaceuticals, Inc. and Novartis Pharma AG

10.2	Investor Rights Agreement dated as of September 6, 2005, by and between Alnylam Pharmaceuticals, Inc. and Novartis Pharma AG

10.3†	Form of Research Collaboration and License Agreement by and between Alnylam Pharmaceuticals, Inc. and Novartis Institutes for BioMedical Research, Inc.

†	Indicates confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.